UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2008 (April 24, 2008)

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(86)10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

EXPLANATORY NOTE

This Amendment (the "Amendment") amends the Current Report on Form 8-K of China Agritech, Inc., a Delaware corporation (the “Company”) originally filed on April 24, 2008 (the “Original Filing”). This Amendment is being filed to amend Item 4.01 of the Original Filing as below. There are no changes to the other statements in the Original Filing:

(1) The report of Kabani & Co. LLP (the “Former Auditor”) on the Company financial statements for either of the past two years did not contain adverse opinion, a disclaimer of opinion, and it was not qualified or modified as to uncertainty, audit scope or accounting principles.

(2) Grobstein, Horwath & Company LLP, did not advise the Company with respect to any of the matters described in paragraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-K.

(3) The Company has provided a copy of this Amendment to the Former Auditor and requested to furnish it a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. Upon the Former Auditor’s provision of a copy of such letter to the Company, the Company will promptly file a copy with the SEC via an amendment to this Amendment as required by paragraph (a)(3) of Item 304 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: May 2, 2008	By:	/s/ Yu Chang
Yu Chang Chief Executive Officer